Exhibit 10.8


                   EMPLOYMENT AGREEMENT

   EMPLOYMENT AGREEMENT dated as of this 26th day of March, 2002 between ENON MICROWAVE, INC., a Delaware corporation, formerly, or to be formerly known as Vectronics Microwave Corp, (hereinafter called the "Company"), with offices at 422A Boston Street, Topsfield, MA 01983, and DONALD F. KILDUFF, residing at the address set forth on Schedule A (hereinafter called the "Executive").

                   W I T N E S S E T H

   WHEREAS, the Company manufactures and markets microwave products; and

   WHEREAS, the Company and the Executive desire to enter into an agreement to memorialize their understandings with regard to the employment of the Executive by the Company.

   NOW, THEREFORE, in consideration of the mutual covenants, conditions and promises contained herein, the parties hereby agree as follows:

   1. Employment Term. The Company hereby agrees to employ the Executive and the Executive agrees to enter the employ of the Company on the terms and conditions set forth below for a term commencing on the date hereof (the "Commencement Date"), and terminating two years from the date hereof unless sooner terminated as herein provided (such term of this Agreement is herein referred to as the "Term") or extended by mutual consent of the parties hereto.

   2. Duties. Subject to the authority, control and direction of the Board of Directors of the Company or President of the Company, the Executive shall be appointed General Manager and Vice President of the Company, and the Executive will perform such duties and services commensurate with his position as General Manager and Vice President of the Company, including such duties as may from time to time be assigned to him by the President or the Board of Directors of the Company.

   3. Time Requirements. The Executive agrees that he will devote all of his business time and attention to the business affairs of the Company and that during the period of such employment the Executive will not, without the prior permission of the President or the Board of Directors of the Company, engage in any other business enterprise or enterprises which require more than a nominal amount of the Executive's business time or attention. The foregoing shall not prevent the purchase or ownership by the Executive of investments or securities of publicly-held companies representing less than 2% of any such companies and any other business which is not competitive and does not have any business relations with the Company or any subsidiary of the Company, provided the time or attention devoted by the Executive to such activities does not interfere with the performance of his duties hereunder.

   4. Compensation. For the full, prompt and faithful performance of all of the duties and services to be performed by Executive hereunder, the Company agrees to pay, and the Executive agrees to accept, the amounts set forth below.

       (a) As a base compensation, the Executive shall be paid at a rate set forth on Schedule B per annum (the "Base Compensation"), payable at such regular times and intervals as the Company customarily pays its employees. Effective on each anniversary of the Commencement Date commencing in 2003 that the Agreement is effective, the President and the Board of Directors of Company agrees to review the Executive's performance hereunder and, based on such review, to grant to the Executive a salary increase in an amount which, in the sole discretion of the Board of Directors of the Company, is deemed appropriate.

        (b) As incentive compensation, for each fiscal year during the term of this Agreement, (such fiscal year beginning on April 1st and ending on March 31st of the following year), commencing on April 1, 2002, a bonus program will be established for the Executive to earn up to an additional 20% of his Base Compensation, of which it is anticipated 75% will be derived from the performance of the Company and 25% will be derived from the performance of Micronetics Wireless, Inc., the parent company of the Company, which plan shall be jointly developed by the Executive, the President and the Board of Directors.

        (c) As additional compensation, the Company shall grant to the Consultant a three year stock option pursuant to the Company's Incentive Stock Option Plan for 5,000 shares of the
Company's Common Stock exercisable at the fair market value on the date hereof.

        (d) The Company shall provide the Executive with health benefits on the same terms as provided to other employees of the Company.

        (e) The Company shall provide the Executive with an automobile allowance of $500.00 per month for his business use of an automobile.

        (f) The compensation provided for herein shall be in additional to any retirement, profit sharing, insurance (including medical) or similar benefit which may at any time be payable to the Executive pursuant to any plan or policy of the Company relating to such benefits, which benefits shall be made available to the Executive on the same basis as they are made available to other similarly situated executives of the Company.

       5. Vacation. The Executive shall be entitled to four weeks of vacation per year during the Term, which shall be taken at such time or times as shall be mutually determined by the Company and the Executive.

       6. Death. In the event of the death of the Executive during the Term or any extension thereof, the employment of the Executive hereunder shall terminate and come to an end on the last day of the month following the death of the Executive. The estate of the Executive (or such persons as the Executive shall designate in writing) shall be entitled to receive, and the Company agrees to pay, the Base Compensation of the Executive up to the end of the month period in which such death occurs.

       7. Disability. In the event that the Executive shall, because of illness or incapacity, physical or mental, be unable to perform the duties and services to be performed by him hereunder for a consecutive period of six months, or nine months during any twelve month period, the Company may terminate the employment of the Executive hereunder after the expiration of such period. The Executive shall be entitled to receive his Base Compensation up to the date of such termination.

       8. Administration; Expenses. The Executive shall report to Richard S. Kalin and the Board of Directors of the Company, or to a person designated by the Board of Directors, at such intervals as may be determined from time to time. The Executive shall be reimbursed by the Company for all expenses reasonably incurred by him on behalf of the Company in accordance with the Company's standard policies with respect thereto.

       9.  Restrictive Covenants.

         9.1 Inventions. Any program, discovery, process, design, invention or improvement which the Executive makes or develops during his employment by the Company, whether or not during regular working hours or in connection with the Company's business or research activities as then conducted or contemplated, shall belong to the Company and shall be promptly disclosed to the Company. During the Executive's employment and for a period of two years thereafter, the Executive shall, without additional compensation, execute and deliver to the Company any instruments of transfer and take such other action as the Company may request to carry out the provisions of this
Section 9.1, including without limitation, filing, at the Company's expense, patent applications for anything covered by this Section 9.1 and the prompt assignment of the same to the Company.

         9.2 Covenant Not to Compete. The Executive covenants and agrees that for a period of two years following the termination of his employment with the Company other than as a result of a breach of this Agreement by the Company, termination without cause or expiration of the Term he shall not directly or indirectly compete with the Company in the microwave control components marketplace or in any other business in which the Company may at such time be engaged, nor induce any person associated with or employed by the Company or any subsidiary of the Company, to leave the employ of or terminate his association with the Company, or any subsidiary of the Company, or solicit the employment of any such person on his own behalf or on behalf of any other business enterprise. In the event of termination of this Agreement by virtue of a breach by the Company, termination without cause or expiration of the Term, the aforesaid covenant will be applicable for a period of one year from such event.

        9.3  Nondisclosure.  The Executive covenants
and agrees for a period of two years following the termination of his employment with the Company, he will not, directly or indirectly, during or after the term of employment disclose to any person not authorized by the Company to receive or use such information, except for the sole benefit of the Company, any of the Company's confidential or proprietary data, information, designs, styles, or techniques, including customer lists. Notwithstanding the foregoing, this applies solely to information that is not generally known to anyone other than the Company, its Board of Directors or its employees.

		9.4	 If any term of this Article 9 is found by any
court having jurisdiction to be too broad, then and in that case, such term shall nevertheless remain effective, but shall be considered amended (as to the time or area or otherwise, as the case may be) to a point considered by said court as reasonable, and as so amended shall be fully enforceable.

		9.5	In the event that the Executive shall violate any
provision of this Agreement (including but not limited to the provisions of this Article 9) the Executive hereby consents to the granting of a temporary or permanent injunction against him by any court of competent jurisdiction prohibiting him from violating any provision of this Agreement. In any proceeding for an injunction, the Executive agrees that his ability to answer in damages shall not be a bar or interposed as a defense to the granting of such temporary or permanent injunction against the Executive. The Executive further agrees that the Company will not have an adequate remedy at law in the event of any breach by Executive hereunder and that the Company will suffer irreparable damage and injury if the Executive breaches any of the provisions of this Agreement.

	10.	Termination By Company or by Executive.  The Company
may terminate the Executive's employment without liability (other than for payments accrued to the date of termination) if the Executive's employment is terminated "for cause". The term "for cause" shall, for the purposes of this Agreement, mean (i) a material breach by the Executive of the provisions of this Agreement, but only after the Company has given 10 days notice of the breach to the Executive and the Executive has failed to cure such breach within 20 days of receipt of such notice, (ii) the commission by the Executive of a fraud against the Company or the conviction of the Executive for aiding or abetting, or the commission of, a felony or of a fraud or a crime involving moral turpitude or a business crime, (iii) the knowing possession or use of illegal drugs or prohibited substances, the excessive drinking of alcoholic beverages which impairs the Executive's ability to perform his duties hereunder, or (iv) being under the influence of such drugs, substances or alcohol during the Executive's hours of employment.

In the event of such termination for cause, Executive shall be entitled to receive his Base Compensation up to the date of such termination.

In the event the Executive intends to dispute the Company's finding of just cause, he shall give written notice of such intent to the Company within 14 days of receipt of written notice of termination by the Company. In the event the Executive provides such written notice to the Company, both parties agree to settle the issue of whether the Company terminated this Agreement for just cause in accordance with the Commercial Arbitration Rules of the American Arbitration Association. An arbitration hearing shall be conducted in Boston, Massachusetts, or other location mutually agreed to by the parties, within 90 days after service of the above written notice from the Executive to the Company, or as soon thereafter as is practicable, and the arbitrator shall issue his or her decision within 30 days of close of the hearing. The arbitrator's decision shall be final and non-appealable, and may be entered in the Essex County Superior Court or the Suffolk County Superior Court of the Commonwealth of Massachusetts and enforced in accordance with the laws of that state. Regardless of the decision, the Executive and the Company shall each bear his or its own attorney fees and witness costs in relation to the arbitration, and the parties shall equally bear all other arbitration related costs. In the event the arbitrator determines that the Company did not properly terminate this Agreement for just cause, the termination of the Executive's employment shall stand for all purposes under this Agreement, but the Company shall remain liable for all payments of Base Compensation that would have come due after such termination had this Agreement not been terminated, at the same time that such payments would have come due. The arbitrator's decision shall reflect such liability of the Company.

The Executive may terminate this Agreement at any time (i) without cause upon at least 90 days written notice to the Company or, (ii) upon a material breach by the Company of the provisions of this Agreement, but only after the Executive has given 10 days notice of the breach to the Company and the Company has failed to cure such breach within 20 days of receipt of such notice.

	11.	No Impediments.	The Executive warrants and
represents that he is free to enter into this Agreement and to perform the services contemplated thereby and that such actions will not constitute a breach of, or default under, any existing agreement.

	12.	No Waiver.	The failure of any of the parties hereto
to enforce any provision hereof on any occasion shall not be deemed to be a waiver of any preceding or succeeding breach of such provision or of any other provision.

	13.	Entire Agreement.	This Agreement constitutes the
entire agreement and understanding of the parties hereto and no amendment, modification or waiver of any provision herein shall be effective unless in writing, executed by the party charged therewith.

	14.	Governing Law.  This Agreement shall be construed,
interpreted and enforced in accordance with and shall be governed by the laws of the Commonwealth of Massachusetts applicable to agreements to be wholly performed therein.

	15.	Binding Effect.  This Agreement shall bind and inure
to the benefit of the parties, their successors and assigns.

	16.	Assignment and Delegation of Duties.  This Agreement
may not be assigned by the parties hereto except that the Company shall have the right to assign this Agreement in connection with a sale or transfer of all or substantially all of its assets, a merger or consolidation. This Agreement is in the nature of a personal services contract and the duties imposed hereby are non-delegable.

	17.	Paragraph Headings.  The paragraph headings herein have
been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.

	18.	Notices.  Any notice under the provisions of this
Agreement shall be given by registered or certified mail, return receipt requested, directed to the addresses set forth above, unless notice of a new address has been sent pursuant to the terms of this paragraph.

	19.	Unenforceability; Severability.  If any provision of
this Agreement is found to be void or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement, shall, nevertheless, be binding upon the parties with the same force and effect as though the unenforceable part has been severed and deleted.

	20.	Counterparts.  This Agreement may be executed in one or
more counterparts, all of which shall be deemed to be duplicate originals.

	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


					ENON MICROWAVE, INC.



					By: /s/Richard S. Kalin
                                           _______________________
					   (Authorized Officer)




                                           /s/Donald F. Kilduff
             			 	   _______________________
					   Donald F. Kilduff